COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS C
                                YIELD CALCULATION
                            7-DAY PERIOD ENDED 8/31/97


1)  7 day yield = (a/b)(365/7)

    a = change in value of account during
        period, exclusive of capital changes               0.0008615

    b = value of account at beginning of period                 1.00

              7 day yield                                      4.492%



2)  7 day effective yield = [1 + (a/b)^(365/7)] - 1

              7 day effective yield                            4.593%